Exhibit 24(b)(11)




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement No. 33-12463 of Centennial America Fund, L.P. of our report dated January 23, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
April 21, 1998